Exhibit 99.1

For Immediate Release Contact: John Gonsior, CFO (763) 392-6200

Insignia Systems, Inc. Reports First Quarter Results

MINNEAPOLIS – May 2, 2012 – Insignia Systems, Inc. (Nasdaq: ISIG) today reported net sales of $3,997,000 for the first quarter ended March 31, 2012, a decrease of 19.2%, compared to net sales of $4,947,000 for the first quarter ended March 31, 2011. The net loss for the first quarter of 2012 was $(1,577,000), or $(0.12) per basic and diluted share, compared to net income of $53,873,000, or $3.37 per basic share and $3.17 per diluted share, for the first quarter of 2011. Net income for the first quarter of 2011 included a gain from the settlement of the litigation against News America Marketing In-Store, LLC (“News America”) of $55,062,000, net of tax. Insignia Point-of-Purchase Services® (POPS) revenue for the first quarter of 2012 was $3,468,000, a decrease of 20.7% compared to first quarter 2011 POPS revenue of $4,374,000.

CEO Scott Drill commented, “The results in the first quarter of 2012, while disappointing, were in-line with our estimates for quarterly performance announced a couple of months ago. These poor results are not acceptable and that was the driving force behind our decision to restructure our operations in March. The restructuring should remove over $3 million of expense on an annual basis. As the charge related to this restructuring was booked in March, the Company will not realize any financial benefit from this reduced expense until the second quarter of 2012 and beyond. This expense reduction allows us to be profitable at lower revenue levels, while not affecting our ability to provide our customers with the same superior, timely performance they are used to.”

Executive Vice President and COO Glen Dall commented, “We remain cautiously optimistic about the remainder of 2012 for several key reasons. First, and most importantly, it appears that the focus of our sales team will translate into sales levels that we had seen prior to 2011. In the past few weeks, we have signed several significant contracts with our CPG customers that are set to run later this year. We have over $4.3 million of revenue on the books for the second quarter of 2012, with approximately five weeks of selling time left. Additionally, we have over twice as much revenue booked for the second half of 2012 as we had booked for the second half of 2011 at this time last year. We see this as a sign that helps support the optimism we have seen from our sales force in recent months.

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May 2, 2012	Insignia Systems, Inc. Reports First Quarter Results	Page 2

“Our new laser die-cutting system, which is unique to our industry and a competitive advantage, is now operational. We have begun selling the greatly enhanced line of the Insignia POPSign® and other in-store media products, based on the laser die-cutting system’s substantial capabilities. This allows us to increase our product offerings to our retail partners and our CPG clients.

“We are continuing to focus on developing “digital” marketing products, as we see this as an important aspect in our industry in the coming years. We will be market-testing a sign product featuring a mobile-enacted discount for consumers at one of our leading retailers in the near future. We have multiple orders from key CPGs for this program and are awaiting final contractual approval from the retailer.

“Our relationship with News America continues to improve as we work more together. The vast majority of the issues that encumbered this agreement are now resolved and we are working with News America in such a way that we believe that both companies can benefit from this agreement. Additionally, Valassis has been an important part of our Company’s history for the past six years and our partnership with them remains important. We continue to discuss opportunities with them for mutual business advancement.”

Selected Financial Information

CFO John Gonsior stated “Our balance sheet remains strong, with $20,275,000 of cash and cash equivalents at March 31, 2012, versus $23,202,000 at December 31, 2011. As of March 31, 2012, we have nearly $21 million in working capital, versus $22.7 million at December 31, 2011. First quarter 2012 legal expense was $91,000 compared to $989,000 in the first quarter of 2011.”

Conference Call

The Company will host a conference call today, May 2, at 4:00 p.m. Central Time. To access the live call, dial 877-268-1608. The Conference ID is 42217887. Please be sure to call in about 5-10 minutes before the call is scheduled to begin. Audio replay will be available approximately two hours after the call until May 9, 2012. To access the replay, dial 855-859-2056 and reference Conference ID 42217887.

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May 2, 2012	Insignia Systems, Inc. Reports First Quarter Results	Page 3

Insignia Systems, Inc. is an innovative developer and marketer of in-store advertising products, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia is provides at-shelf advertising products in over 13,000 chain retail supermarkets, over 1,800 mass merchants and over 7,000 dollar stores. Through the nationwide POPS network, over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Kraft, Nestlé, Ocean Spray, Reckitt Benckiser, Schwan’s Bakery and Tyson Foods, have taken their brand messages to the point-of-purchase. For additional information, contact (888) 474-7677, or visit the Insignia website at www.insigniasystems.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release (or during the conference call referred to herein) by the Company, its President and CEO Scott Drill, its Vice President of Finance and CFO John Gonsior or its Executive Vice President and COO Glen Dall, regarding, for instance: Current expectations as to future financial performance, current sales trends and the ability to increase revenue; the expected savings from our restructuring plan, success in our business relationships with News America and Valassis; the effect of the new line of POPSigns on the Company’s performance and the future importance of, and our ability to develop and implement, “digital” marketing products, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, results may differ materially in response to a change in this information. Forward-looking statements include statements expressing the intent, belief or current expectations of the Company and members of our management team and involve certain risks and uncertainties, including: (i) the risk that management may be unable to fully or successfully implement its business plan to achieve and maintain profitability in the future; (ii) the risk that the Company will not be able to develop and implement new product offerings, if any, in a successful manner; (iii) prevailing market conditions in the in-store advertising industry, including intense competition for agreements with retailers and consumer packaged goods manufacturers; (iv) potentially incorrect assumptions by management with respect to the financial effect of cost reduction initiatives, current strategic decisions, the effect of current sales trends on fiscal year 2012 results and the benefit of our relationships with News America and Valassis; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2011 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call. Such forward-looking statements should be read in conjunction with the Company's filings with the SEC. The Company assumes no responsibility to update the forward-looking statements contained in this release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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May 2, 2012	Insignia Systems, Inc. Reports First Quarter Results	Page 4

Insignia Systems, Inc.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Net sales	$3,997,000	$4,947,000
Cost of sales	3,097,000	2,911,000
Gross profit	900,000	2,036,000

Operating expenses:
Selling	1,646,000	1,555,000
Marketing	434,000	414,000
General and administrative	1,074,000	2,026,000
Gain from litigation settlement, net	—	(89,762,000)

Operating income (loss)	(2,254,000)	87,803,000
Other income	7,000	21,000

Income (loss) before taxes	(2,247,000)	87,824,000
Income tax expense (benefit)	(670,000)	33,951,000

Net income (loss)	$(1,577,000)	$53,873,000

Net income (loss) per share:
Basic	$(0.12)	$3.37
Diluted	$(0.12)	$3.17

Shares used in calculation of net income (loss) per share:
Basic	13,611,000	15,990,000
Diluted	13,611,000	16,986,000

SELECTED BALANCE SHEET DATA

	(Unaudited)
	March 31,	December 31,
	2012	2011

Cash and cash equivalents	$20,275,000	$23,202,000
Working capital	20,755,000	22,671,000
Total assets	31,367,000	34,594,000
Total liabilities	4,982,000	6,735,000
Shareholders' equity	26,385,000	27,859,000

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